UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2019

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Lantheus Holdings, Inc. (the “Company”), working with Pearl Meyer & Partners, LLC, the Board’s independent compensation consulting firm, evaluated our senior executive compensation practices, including our severance arrangements in comparison to our industry peers. The Committee then recommended, and the Board subsequently authorized management to implement, modifications to our severance arrangements. Effective as of January 25, 2019, these modifications have been implemented and apply to our President and Chief Executive Officer and her direct reports at the Senior Vice President level and above. In exchange for being bound by certain restrictive covenants and providing a release and waiver in favor of the Company, a senior executive subject to the policy is entitled to receive an amount equal to: (i) one times annual base salary, plus a prorated portion of the target annual bonus in effect on the date of separation, in the event that the senior executive is terminated without cause or resigns for good reason other than after a change of control; and (ii) two times annual base salary, plus two times the full-year target annual bonus in effect on the date of separation, in the event that the senior executive is terminated without cause or resigns for good reason within 12 months of a change of control with all unvested stock options and other equity-based awards also vesting in full.

In connection with this new policy, we have amended and restated our employment agreement with Ms. Mary Anne Heino, put into place these arrangements with Mr. Robert J. Marshall, Jr. and replaced the severance provisions of our employment agreements with Mr. Michael P. Duffy and Dr. Cesare Orlandi to give effect to this modified policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Michael P. Duffy
Name: Title:	Michael P. Duffy General Counsel, Senior Vice President, Law and Public Policy, and Secretary

Date: January 28, 2019